As filed with the Securities and Exchange Commission on January 19, 2016.
Registration No. 333-205034

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHYSICIANS REALTY TRUST
and
PHYSICIANS REALTY L.P.
(Exact names of registrants as specified in its charter)

Maryland Delaware	46-2519850 80-0941870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

309 N. Water Street
Suite 500
Milwaukee, WI 53202
(414) 978-6494
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. Thomas
Physicians Realty Trust
309 N. Water Street
Suite 500
Milwaukee, WI 53202
(414) 978-6494
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Christopher M. Bartoli
Baker & McKenzie LLP
300 East Randolph Street, Suite 5000
Chicago, Illinois 60601
(312) 861-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant (Physicians Realty Trust) is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant (Physicians Realty L.P.) is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(e) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-205034), initially filed by the Registrant on June 17, 2015 which became automatically effective on June 17, 2015. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to Rule 462(e) under the Securities Act of 1933, as amended, solely to replace the “Experts” and “Incorporation of Certain Documents by Reference” sections of the Prospectus, and to file Exhibits 23.3.1 and 23.4.1 to the Registration Statement. This Post-Effective Amendment No. 1 does not modify any provisions of the Prospectus or Part II of the Registration Statement other than replacing the sections in the Prospectus appearing after the headings set forth below, and supplementing Item 16 of Part II as set forth below.

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 17, 2015)
The following sections replace the similarly-titled sections of the Prospectus dated June 17, 2015 in their entirety.

EXPERTS

The (1) consolidated and combined balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated and combined statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2013, and (2) (a) the Plano Property for the year ended December 31, 2012, (b) the Crescent City Property for the year ended December 31, 2012, (c) the East El Paso Property for the year ended December 31, 2012, (d) the Oklahoma City Property for the year ended December 31, 2012, (e) the Peachtree Property (also referred to as Peachtree Dunwoody Medical Center) for the year ended December 31, 2013, (f) the Sarasota Properties (also referred to as 21st Century) for the year ended December 31, 2013 and (g) the San Antonio Property (also referred to as Foundation Surgical Hospital) for the year ended December 31, 2013 all appearing in this prospectus and registration statement have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in its reports thereon as incorporated by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Company as of and for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the statement of revenues and certain direct operating expenses of the Pinnacle Properties and the Oshkosh Property for the year ended December 31, 2013 appearing in the Company’s Current Report on Form 8-K, dated August 4, 2014, the statement of revenues and certain direct operating expenses of the Columbus Properties, the El Paso Properties, and the Harrisburg Properties for the year ended December 31, 2013 appearing in the Company’s Current Report on Form 8-K/A, dated November 12, 2014, the combined statement of revenues and certain direct operating expenses of the Minneapolis Properties for the year ended December 31, 2014 appearing in the Company’s Current Report on Form 8-K/A, dated April 17, 2015, the statement of revenues and certain direct operating expenses of the Bridgeport Medical Center, the Calkins Properties, the Health Park Surgery Center, the Livonia MOB, the Plaza Surgery Center, and the Sitex Medical Plaza for the year ended December 31, 2014 appearing in the Company’s Current Report on Form 8-K, dated June 16, 2015, and the statement of revenues and certain direct operating expenses of the IMS Properties for the year ended December 31, 2014 appearing in the Company’s Current Report on Form 8-K/A, dated November 6, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 8, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 9, 2015;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2015, filed with the SEC on November 16, 2015;

•
Our Current Reports on Form 8-K, filed with the SEC on August 4, 2014, January 14, 2015, January 16, 2015, February 6, 2015, February 20, 2015, May 7, 2015, June 16, 2015, July 28, 2015, August 24, 2015, September 3, 2015, October 13, 2015, October 15, 2015, November 5, 2015, January 7, 2016 and January 19, 2016;

•
Our Current Reports on Form 8-K/A, in each case solely with respect to the information reported under Item 9.01(a), filed with the SEC on October 30, 2013, November 12, 2013 (regarding the Crescent City Surgical Center, Oklahoma City, and East El Paso Properties), May 1, 2014, May 5, 2014, May 6, 2014, August 1, 2014, November 12, 2014, April 17, 2015 and November 6, 2015; and

•
The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 17, 2013, including any amendments and reports filed for the purpose of updating such description.

In addition, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference, except as to any portion of any future report or document that is not deemed filed under such provisions.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Investor Relations, Physicians Realty Trust, 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202, Telephone: (414) 367-5600.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling shareholders have authorized anyone to provide you with different information. We and any selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Exhibit No.	Description
23.3.1	Consent of Plante & Moran, PLLC
23.4.1	Consent of Ernst & Young LLP
24.1**	Power of Attorney (included in the Registrant’s Registration Statement on Form S-3 (File No. 333-205034) filed with the Commission on June 17, 2015)

** Previously filed

EXHIBIT INDEX

Exhibit No.	Description
23.3.1	Consent of Plante & Moran, PLLC
23.4.1	Consent of Ernst & Young LLP
24.1**	Power of Attorney (included in the Registrant’s Registration Statement on Form S-3 (File No. 333-205034) filed with the Commission on June 17, 2015)

** Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 19, 2016.

PHYSICIANS REALTY TRUST

*
John T. Thomas
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and President and Trustee (Principal Executive Officer) of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
John T. Thomas

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Jeffrey N. Theiler

*	Senior Vice President—Principal Accounting and Reporting Officer (Principal Accounting Officer) of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
John W. Lucey

*	Trustee of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Stanton D. Anderson

*	Trustee of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Mark A. Baumgartner

*	Trustee of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Albert C. Black, Jr.

*	Trustee of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
William A. Ebinger, M.D.

*	Chairman of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Tommy G. Thompson

*	Trustee of Physicians Realty Trust, general partner of Physicians Realty L.P.	January 19, 2016
Richard A. Weiss

By: /s/ Jeffrey N. Theiler
Attorney-in-Fact